Exhibit 99.1

IGC Announces Results of its 2024 Annual Stockholders Meeting

POTOMAC, MD. (Business Wire) August 26, 2024 / IGC Pharma, Inc. (“IGC” or the “Company”) (NYSE American: IGC) announces that during its Annual Meeting of Stockholders scheduled for and convened on August 23, 2023 (the “Annual Meeting”), all proposals as disclosed on the Definitive Proxy Statement on Schedule 14A filed with the SEC on July 8, 2024, were passed by the requisite vote of the stockholders. Only stockholders of record on the record date of June 28, 2024, were entitled to and requested to vote at the Annual Meeting.

At the Annual Meeting, all of the following proposals were approved by the requisite vote of the stockholders: (i) the election of Mr. Richard Prins and Mr. Terry Lierman to the Company’s board of directors to serve as Class B directors until the 2027 annual meeting of Stockholders; (ii) the proposal to ratify the appointment of Manohar Chowdhry & Associates as the Company’s independent registered public accounting firm for the 2025 fiscal year; and (iii) the grant of 5,000,000 shares of common stock to be granted from time to time to the Company’s current and new employees, advisors, directors, and consultants by the board of directors, pursuant to certain metrics including performance, vesting, and incentive as set by the board of directors and or the CEO.

About IGC:

IGC Pharma is an AI-powered, clinical-stage biotechnology company focused on developing innovative treatments for Alzheimer's disease and transforming patient care with fast-acting, safe, and effective solutions. Our portfolio includes the TGR family, including TGR-63, which targets amyloid plaques, a hallmark of Alzheimer's. The IGC-C and IGC-M platforms are advancing in preclinical studies, focusing on metabolic disorders, tau proteins, early plaque formation, and multiple disease hallmarks. Our lead therapeutic candidate, IGC-AD1, is a cannabinoid-based treatment currently in a Phase 2 trial for agitation in dementia associated with Alzheimer's (clinicaltrials.gov, NCT05543681). Interim data for IGC-AD1 demonstrated that it has the potential to transform patient care by offering faster-acting and more effective relief compared to traditional medications. Additionally, our AI models are designed to predict potential biomarkers for the early detection of Alzheimer's, optimize clinical trials, and predict receptor affinity, among others. With 28 patent filings and a commitment to innovation, IGC Pharma is dedicated to advancing pharmaceutical treatments and improving the lives of those affected by Alzheimer's and related conditions.

Forward-looking Statements:

This press release contains forward-looking statements. These forward-looking statements are based largely on IGC Pharma's expectations and are subject to several risks and uncertainties, certain of which are beyond IGC Pharma's control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, the Company's failure or inability to commercialize one or more of the Company's products or technologies, including the products or formulations described in this release, or failure to obtain regulatory approval for the products or formulations, where required, or government regulations affecting AI or the AI algorithms not working as intended or producing accurate predictions; general economic conditions that are less favorable than expected; the FDA's general position regarding cannabis- and hemp-based products; and other factors, many of which are discussed in IGC Pharma's U.S. Securities and Exchange Commission (“SEC”) filings. IGC incorporates by reference its Annual Report on Form 10-K filed with the SEC on June 24, 2024, and on Form 10-Q filed with the SEC on August 7, 2024, as if fully incorporated and restated herein. Considering these risks and uncertainties, there can be no assurance that the forward-looking information contained in this release will occur.

Contact:

Investors

IMS Investor Relations

Rosalyn Christian / Walter Frank

igc@imsinvestorrelations.com

(203) 972-9200